                                                    News Release

                                                    First Midwest Bancorp
[FIRST MIDWEST BANCORP, INC. LOGO GOES HERE]        300 Park Blvd., Suite 405
                                                    P.O. Box 459
                                                    Itasca, Illinois  60143-9768
                                                    (630) 875-7450



FOR IMMEDIATE RELEASE

                                                    CONTACT: James M. Roolf
                                                               630/875-7452

                                                    TRADED:  NASDAQ/NMS

                                                    SYMBOLS:  FMBI  HERS


                       FIRST MIDWEST BANCORP  TO ACQUIRE
                          HERITAGE FINANCIAL SERVICES


ITASCA, IL., JANUARY 15, 1998 -- First Midwest Bancorp, Inc. (NASDAQ:FMBI) and Heritage Financial Services, Inc. (NASDAQ:HERS) today jointly announced that they have entered into a definitive agreement whereby First Midwest will acquire Heritage, a $1.3 billion holding company headquartered in southwest suburban Chicago's Tinley Park, Illinois. The combined company will have assets of approximately $5.0 billion, deposits of nearly $4.0 billion, shareholders' equity of $450 million and a market capitalization exceeding $1.3 billion.

The agreement provides that Heritage's shareholders will receive .7695 shares of First Midwest common stock for each share of Heritage common stock resulting in the issuance of approximately 9.7 million First Midwest shares. Based on First Midwest's January 14 closing price of $42.38 per share, the transaction is valued at approximately $411 million. The transaction will be structured as a tax-free share exchange and accounted for as a pooling of interests. In connection with the agreement, Heritage has granted First Midwest an option to purchase 19.9% of its common stock under certain circumstances. The agreement has been approved by the Board of Directors of both First Midwest and Heritage. Following receipt of shareholder and customary regulatory approvals, the acquisition is expected to close in the second quarter. After closing, three Directors of Heritage will join the current 11 member Board of Directors of First Midwest.

Based upon projected savings only, the transaction is expected to be approximately 3.5% dilutive to 1998 earnings and accretive to 1999 earnings. Cost savings approximating 30% of Heritage's noninterest expense are projected with 40% being realized in 1998 and full realization in 1999. A one-time, pre-tax acquisition charge of approximately $15.5 million will be taken in the quarter the transaction is closed.

Commenting on the acquisition, First Midwest Bancorp President and CEO, Robert
P. O'Meara, said, "in addition to being the largest, this is clearly the most important acquisition we have made and we couldn't be more excited. This acquisition represents a significant strategic market fill-in that increases our suburban Chicago deposit base by a dramatic 48% while increasing deposits overall by 40%. In Heritage we are talking about southwest Cook County's preeminent bank, a bank that is a historically solid performer and that enjoys longstanding relationships with a variety of commercial and retail customers. With this acquisition we are creating the premier independent suburban Chicago banking franchise."

Richard T. Wojcik, Heritage Chairman and CEO, commented, "in First Midwest we found local suburban bankers of a like business philosophy who are both intensely focused on satisfying customers' financial needs and maintaining strong commitments to communities served. We have built a strong franchise and are pleased to be a part of this important new Company."

As a result of the combination, First Midwest will enjoy the #1 or #2 deposit market share rank in 3 of the 5 suburban counties contiguous to Cook County, #1 in Will and #2 in each of Lake and McHenry Counties. (Away from suburban Chicago, the Company also holds the #2 deposit share rank in the Illinois-Iowa Quad Cities MSA, the largest banking market in Illinois outside of Chicago.) Heritage's 17 branches will bring First Midwest's suburban Chicago office network to 56 and its total network to 72. This important acquisition magnifies First Midwest's focus on the suburban Chicago market where approximately 85% of the Company's franchise will now be located.

With the acquisition, First Midwest's assets increase to approximately $5.0 billion, continuing it as the third largest banking company headquartered in Illinois. It provides commercial banking, trust, investment management, mortgage and related financial services to a variety of consumer, business and governmental customers in 47 communities, primarily in northern Illinois.



                          FORWARD LOOKING INFORMATION

This presentation contains certain estimates and projections regarding the combined company following the merger. These estimates and projections constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the mergers cannot be fully realized or realized within the expected time frame; (2) revenues following mergers are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration; (5) changes in the interest rate environment reduce net interest income; (6) general economic conditions deteriorate, either nationally or in the states in which the combined company will be doing business; and (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

                  FIRST MIDWEST TO ACQUIRE HERITAGE FINANCIAL

                             TRANSACTION OVERVIEW



               Purchase Price:        $32.61* per share.


               Deal Value:            $411 million*.


               Accounting Treatment:  Pooling of interests.


               Structure:             Tax-free share exchange.


               Exchange Ratio:        .7695 First Midwest shares for each share
                                      of Heritage. 9.7 million* First Midwest
                                      shares to be issued.


               Terms:                 Fixed exchange ratio.  No collar.
                                      Heritage has the right to terminate if
                                      First Midwest stock falls 20% and
                                      underperforms a peer index by 20%.


               Option:                19.9% option granted to First Midwest.


               Agreement:             Definitive merger agreement signed January
                                      14, 1998. Due diligence completed.


               Approvals:             Shareholders of First Midwest and
                                      Heritage. Customary regulatory approvals.


               Anticipated Closing:   May-June, 1998.


               Nonrecurring Charge:   Approximately $15.5 million


   * Based on First Midwest's closing price of $42.38 on January 14, 1998

                  FIRST MIDWEST TO ACQUIRE HERITAGE FINANCIAL

                             TRANSACTION MULTIPLES


         Earnings Impact:                            Based on cost savings only,
                                                     3.5% dilutive in 1998 and
                                                     accretive in 1999.


         Price/1997(1) Earnings:                     23.0x


         Price/1998(2) Earnings:                     22.0x


         Price/ 12/31/97(3) Book Value:              3.3x


         Price/ 12/31/97(3) Tangible Book Value:     3.8x


         Premium to 12/31/97(3) Deposits             27.1%



         (1) 9 months actual + 4Q consensus estimate
         (2) Consensus estimate
         (3) Estimated

                  FIRST MIDWEST TO ACQUIRE HERITAGE FINANCIAL


                              STRATEGIC RATIONALE



Significant Strategic Market Expansion in Highly Desirable Suburban Chicago.

Heritage Contributes Strong Profitability, Excellent Asset Quality and Seasoned

Management.

FMBI's Suburban Chicago Deposit Base Expands by a Dramatic 48%, Overall

  Deposits by 40%.

Propels FMBI to the Next Level - $5 Bil in Assets, $1.3 Bil in Market Cap -

  Enhances Its Relevancy.

CREATES THE PREMIER INDEPENDENT SUBURBAN CHICAGO

  BANKING FRANCHISE.

                        _______________________________


Accretive to Earnings in 1999 Based Solely on Cost Savings.

Successful Integration of SparBank will be completed in February 1998.

                        ________________________________


Attractive Opportunities Exist for the "New FMBI" Going Forward.

                      Profile of the "New" First Midwest


                       Leading Independent Illinois BHC

                        . $5.0 Bil Assets
                        . 72 Offices - 87 ATMS
                        . $3.0 Bil in Loans
                        . $3.9 Bil in Deposits
                        . 550,000 Relationships
                        . $1.3 Bil Market Cap
                        . Largest BHC in Illinois Outside Chicago



                       Premier Independent Suburban Chicago Franchise

                        . Suburban Chicago Headquartered
                        . $4.2 Bil Assets - 85% of Company
                        . 56 Offices - 79 ATMs
                        . Dynamic and Growing Markets
                        . #1 in Will County
                        . #2 in Lake & McHenry Counties
                        . #14 in Cook County

Map of state of Illinois highlighting FMBI'S current suburban Chicago presence of 33 offices in Will, DuPage, Kane, and Lake Counties. In addition, the map emphasizes Southern Cook County and Will (the counties in which Heritage is located) reflecting FMBI's expanded suburban Chicago presence as a result of the announced acquisition with Heritage Financial Services, Inc.



                      Deposit Market Share Rank by County

                          FMBI      HERS      Combined
                          ----      ----     ----------
Will                        2         8        1 (20%)

Lake                        2         -        2 (8%)

McHenry                     2         -        2 (14%)

Cook                       75        16        14(1%)

DuPage                     NM        NM          NM

Kane                       NM         -          NM

       FIRST MIDWEST BANCORP, INC. AND HERITAGE FINANCIAL SERVICES, INC.
                  Proforma Consolidated Statements of Income
                                  (Unaudited)
                     Nine Months Ended September 30, 1997
                 (dollars in thousands, except per share data)


                                                                      First
                                                                     Midwest               Heritage          Proforma
                                                                   ----------             ----------        ----------
 Total interest income.......................................       $201,363                $67,692           $269,055
 Total interest expense......................................         93,109                 31,493            124,602
                                                                    --------                -------           --------
     Net interest income.....................................        108,254                 36,199            144,453
 Provision for loan losses...................................          5,556                    450              6,006
                                                                    --------                -------           --------
     Net interest income after
       provision for loan losses.............................        102,698                 35,749            138,447
                                                                    --------                -------           --------
 Noninterest income
 ------------------
 Service charges on deposit accounts.........................          8,554                  3,846             12,400
 Trust, investment management and investment product fees....          5,650                  1,586              7,236
 Other income................................................         12,509                  1,295             13,804
 Security transactions, net..................................            831                    150                981
                                                                    --------               --------           --------
   Total noninterest income..................................         27,544                  6,877             34,421
                                                                    --------               --------           --------
 Noninterest expense
 -------------------
 Employee-related costs......................................         43,213                 12,820             56,033
 Occupancy and equipment.....................................         11,596                  3,702             15,298
 Computer processing costs...................................          6,138                    896              7,034
 All other costs.............................................         20,835                  6,086             26,921
                                                                    --------               --------           --------
   Total noninterest expense.................................         81,782                 23,504            105,286
                                                                    --------               --------           --------
     Income before income tax expense........................         48,460                 19,122             67,582
 Income tax expense .........................................         16,282                  6,041             22,323
                                                                    --------               --------           --------
     Net income..............................................        $32,178                $13,081            $45,259
                                                                    ========               ========           ========
     Net income per share ...................................          $1.61
                                                                  ==========
 Weighted avg shares outstanding ............................     19,960,497
                                                                  ==========

 ----------------------------------------------------------------------------------------------------------------------

                                                                      First
 Performance Ratios                                                  Midwest               Heritage          Proforma
 ----------------------------------------------------------------------------             ----------        ----------
 Return on average assets ...................................         1.23%                  1.39%             1.27%
 Return on average stockholders' equity .....................        13.55%                 15.78%            14.12%
 Net interest margin - tax equivalent........................         4.58%                  4.49%             4.56%
 Efficiency ratio ...........................................        58.35%                 50.80%            56.50%



       FIRST MIDWEST BANCORP, INC. AND HERITAGE FINANCIAL SERVICES, INC.
                 Proforma Consolidated Statements of Condition
                                  (Unaudited)
                                   30-Sep-97
               (dollars in thousands, except for per share data)


                                                                      First
Assets                                                               Midwest               Heritage         Proforma
                                                                   ----------            -----------      ------------
Cash and short-term investments..............................       $175,939              $36,524          $212,463
Securities available for sale, held to maturity and trading..        971,247              514,617         1,485,864
Loans, net of unearned discount..............................      2,339,063              697,395         3,036,458
  Reserve for loan losses....................................        (35,926)              (9,761)          (45,687)

Goodwill.....................................................         11,820               13,680            25,500
Mortgage servicing rights and other intangible assets........          9,296                3,015            12,311
Premises and equipment......................................          60,087               19,567            79,654
Accrued interest receivable and other assets.................         73,483                9,666            83,149
                                                                   ---------             --------         ---------
    Total Assets.............................................     $3,605,009           $1,284,703        $4,889,712
                                                                  ==========           ==========        ==========

Liabilities and Stockholders' Equity

Liabilities:

  Noninterest-bearing deposits...............................       $442,207             $170,063          $612,270
  Interest-bearing deposits..................................      2,348,381              936,392         3,284,773
                                                                   ---------            ---------         ---------
    Total deposits...........................................      2,790,588            1,106,455         3,897,043

  Short-term borrowings......................................        430,654               52,641           483,295
  Accrued interest payable and other liabilities.............         50,495                9,579            60,074
                                                                   ---------            ---------         ---------
    Total liabilities........................................      3,271,737            1,168,675         4,440,412
                                                                   ---------            ---------         ---------
Total stockholders' equity ..................................        333,272              116,028           449,300
                                                                   ---------            ---------         ---------
    Total Liabilities and Stockholders' Equity...............     $3,605,009           $1,284,703        $4,889,712
                                                                  ==========           ==========        ==========
-------------------------------------------------------------------------------------------------------------------
                                                                    First
Statement of Condition Ratios at Period End                        Midwest              Heritage          Proforma
------------------------------------------------------------     ----------           -----------        ----------
Loans to assets.............................................       64.88%               54.28%             62.10%
Loans to deposits...........................................       83.82%               63.03%             77.92%
Earning assets to total assets..............................       92.38%               93.58%             92.89%
Equity to assets............................................        9.24%                9.03%              9.19%
Tangible equity to assets...................................        8.71%                7.83%              8.48%

Asset Quality Ratios at Period End
-------------------------------------------------------------
Reserve for loan losses to loans.............................       1.54%                1.40%              1.50%
Nonperforming loans to loans.................................       0.53%                0.39%              0.50%
Nonperforming assets to loans and foreclosed real estate.....       0.74%                0.47%              0.68%
